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                                                            EXHIBIT 5(i)

                              January 27, 1999


Advanced Communications Group, Inc.
390 South Woods Mill Road, Suite 150
St. Louis, Missouri 63017

        RE:  Advanced Communications Group, Inc. 401(k)
             Retirement Savings Plan


        We are counsel for Advanced Communications Group, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of (i) 500,000 shares of Common Stock, $.0001 par value, of the Company (the "Plan Shares") for sale to the plan administrator (the "Administrator") for the accounts of present and future participants (the "Plan Participants") in the Advanced Communications Group, Inc. 401(k) Retirement Savings Plan (the "Plan") who direct that their pre-tax Plan contributions be used to purchase such Plan Shares in the Advanced Communications Group, Inc. Stock
Fund (the "Fund"), which is an investment alternative offered under the Plan; and (ii) the related opportunity granted to all Plan Participants to participate in the Fund (the "Participation Interests").

        A Registration Statement on Form S-8 (the "Registration
Statement") with respect to the Plan Shares, including the related Participation Interests, is being filed concurrently herewith with the Securities and Exchange Commission.

        As counsel, we have reviewed the Good Standing Certificate with respect to the Company issued by the Secretary of State of Delaware dated January 18, 1999. We have also reviewed the organizational documents of the Company, including the Restated Articles of Incorporation as amended and the Bylaws. We have also examined copies of minutes of the regular meeting of the Board of Directors of the Company held on October 21, 1998. We have relied, as to these and other factual matters which affect our opinion, on the Certificate of the Secretary of the Company dated as of January 27, 1999. We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with the originals of all items submitted to us as copies.

            Based upon the foregoing, we are of the opinion that:

        1. The Plan Shares to be issued pursuant to the Plan are duly and validly authorized.

        2. All Plan Shares which may be newly issued by the Company, when issued and paid for in accordance with the Plan, will be validly issued, fully paid and nonassessable.

        3. The establishment and maintenance of the Plan and the Participation Interests offered thereunder have been authorized by all necessary corporate action by the Company.


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        We hereby consent to the use of this opinion as Exhibit 5(i) of the above-mentioned Registration Statement.




                       BLACKWELL SANDERS PEPER MARTIN LLP

CAA